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Exhibit 5.6

CONSENT OF MINTEC, INC.

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. ("Gammon Lake") on our report entitled "Ocampo Deposit Mineral Resources Technical Report," dated September, 2004, commissioned by Gammon Lake and referenced in the following documents, all of which are incorporated by reference in this Registration Statement: (i) Management's Discussion and Analysis of Financial Conditions and Results of Operations for the financial year ended July 31, 2004, (ii) Material Change Report, dated September 7, 2004, and (iii) Material Change Report, dated November 11, 2004.

Tucson, Arizona December 17, 2004	MINTEC, INC.
/s/ JOHN C. THORNTON Signature
John C. Thornton Name
Vice President Title

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  Exhibit 5.6
CONSENT OF MINTEC, INC.